EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the Registration Statement on Form S-8 the Securities Act of 1933, as amended, (SEC File No. 333-________) of our independent auditor's report dated June 23, 2004 (except for Note R as to which the date is June 25, 2004) relating to the balance sheets of AdZone Research, Inc. (a Delaware corporation and a development stage company) as of March 31, 2004 and 2003 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for each of the two years ended March 31, 2004 and 2003 and for the period from February 28, 2000 (date of inception) through March 31, 2004, which report appears in the 2004 Annual Report on Form 10-KSB of AdZone Research, Inc.



                                                   /s/ S. W. Hatfield, CPA
                                                   -------------------------
                                                   S. W. HATFIELD, CPA
Dallas, Texas
July 20, 2004